Exhibit 10-g-1
ROCKWELL COLLINS, INC.
APPROVAL OF
AMENDMENT #2
to the
ROCKWELL COLLINS
2005 NON-QUALIFIED RETIREMENT SAVINGS PLAN
(as Amended and Restated effective December 17, 2010)

The undersigned, Laura A. Patterson, Vice President, Total Rewards, Rockwell Collins, Inc. (the “Company”), for and on behalf of the Company and pursuant to the authority provided to me by the Company’s Senior Vice President of Human Resources, hereby approves Amendment #2 to the Rockwell Collins 2005 Non-Qualified Retirement Savings Plan (as Amended and Restated effective December 17, 2010) in the form attached hereto.
Dated this 29th day of December, 2017.
_______________________________________
Laura A. Patterson
Vice President
Rewards & Labor Strategy

AMENDMENT #2
to the
ROCKWELL COLLINS
2005 NON-QUALIFIED RETIREMENT SAVINGS PLAN
(as Amended and Restated effective December 17, 2010)

The Rockwell Collins 2005 Non-Qualified Retirement Savings Plan, as amended and restated effective December 17, 2010 (the “Plan”), is hereby amended, effective December 29, 2017, in the following respects.

1.	Section 1.050 is amended and restated to provide:
“1.050    Base Compensation Deferral means the amount of compensation a Participant defers under the Plan pursuant to such Participant’s election under Section 2.010(d) after the date the Participant reaches the earlier of the Compensation Limit or the date the Participant would have reached the Annual Additional Limit based on such Participant’s contribution elections under the Qualified Retirement Savings Plan on December 31st of the immediately preceding year.”
2.Section 1.110 is amended and restated to provide:
“1.110 Company Matching Contribution Credits means an amount to be credited to the Plan by the Company determined by applying the Company Matching Contribution formula under the Qualified Retirement Savings Plan to the Participant’s Base Compensation Deferrals under this Plan.”
3.Section 2.010(d) is amended and restated to provide:

“(d)
(1) For Plan Years beginning on and after January 1, 2005 and before January 1, 2008, for purposes of determining any Base Compensation Deferrals or Company Matching Contribution Credits with respect to a Participant for such Plan Year, the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December 31st of the year immediately preceding such Plan Year shall be deemed to be fixed and irrevocable except for decreases permitted in accordance with good faith operational compliance with Section 409A and shall be deemed to be the election to defer compensation under this Plan for purposes of Section 409A.

(2) Before January 1, 2018, for purposes of determining any Base Compensation Deferrals or Company Matching Contribution Credits with respect to a Participant described in Section 1.170(a) for any Plan Year, the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December 31st of the year immediately preceding such Plan Year shall be deemed to be fixed and shall be deemed to be the election to defer compensation under this Plan for purposes of Section 409A.
(3) After December 31, 2017, for purposes of determining any Base Compensation Deferrals or Company Matching Contribution Credits with respect to a Participant described in Section 1.170(a) for any Plan Year, the Participant’s written or electronic election (including any default election if no timely election is received) to make Base Compensation Deferrals to the Plan made before the Plan Year is the election to defer compensation under this Plan for purposes of Section 409A. The Participant’s election shall remain in effect until the Participant makes a new Base Compensation Deferral election pursuant to this paragraph. The Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December

31st of the year immediately preceding such Plan Year shall be deemed to be fixed and shall be used to determine when the Participant reaches the Annual Additions Limitation.
(4) Effective for Plan Years beginning on and after January 1, 2008, no change to the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan during such Plan Year shall be effective for purposes of determining Base Compensation Deferrals or Company Matching Contribution Credits under this Plan for such Plan Year.”

4.	Section 2.010(e) is replaced with the following:

“(e)
(1) Notwithstanding any other provision of this Plan to the contrary for Plan Years before January 1, 2018, each Participant described in Section 1.170(b) shall automatically have Base Compensation Deferrals deferred to this Plan for the Plan Year of his or her hire as described in this paragraph. For purposes of determining Base Compensation Deferrals or Company Matching Contribution Credits with respect to such Participant for such Plan Year for Plan Years before January 1, 2018, the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan for the first pay date for which an election is in effect for such Participant shall be deemed to be fixed and the election to defer compensation under this Plan for purposes of Section 409A; provided, however, that no Base Compensation Deferrals or Company Matching Contributions Credits shall be made to this Plan unless such election occurs prior to or within 30 days after he is eligible to become a Participant in this Plan or any similar deferred compensation plan required to be aggregated with this Plan in accordance with the plan aggregation rules set forth in Section 409A.

No change to such new Participant’s election to make Participant Contributions to the Qualified Retirement Savings Plan after the date of such deemed election shall be effective for purposes of determining Base Compensation Deferrals or Company Matching Contribution Credits under this Plan for such Plan Year.
(2) For Plan Years after December 31, 2017, each Participant described in Section 1.170(b) shall have Based Compensation Deferrals deferred to this Plan of 8 percent of compensation. Such election shall remain in effect until the Participant makes a new election pursuant to Section 2.010(d)(3). The Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December 31st of the year immediately preceding such Plan Year shall be deemed to be fixed and shall be used to determine when the Participant reaches the Annual Additions Limitation.

(f)
Effective October 1, 2006, for each pay period that the employee is a Participant in this Plan, the Company will make a Company Retirement Contribution Credit in accordance with the Company Retirement Contribution the employee would have received in the Qualified Retirement Savings Plan. Subject to Section 2.010(a)(5), such contributions shall be allocated to the Sub-Account or Sub-Accounts under this Plan pursuant to separate deemed Participant elections made in the same manner in which the Participant’s elections are made among Investment Funds under the Qualified Retirement